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                                                                    EXHIBIT 10.1

                       DEVELOPMENT COORDINATION AGREEMENT

THIS AGREEMENT is made and executed this 9th day of May 2005, by and between INVESTMENT PROPERTY ASSOCIATES, INC. (hereinafter "IPA") of 1600 South Beacon Boulevard, Grand Haven, Michigan 49417, and Community Shores Bank (hereinafter "Owner") of 1030 West Norton Avenue, Muskegon, Michigan 49441.

                                    PREAMBLE

         1. Owner desires to have IPA perform various services with regard to development of a 16,000 to 20,000 square foot banking and general office facility on property legally described on Exhibit A attached hereto ("Property"). Said development shall hereinafter be referred to as the "Project."

         2. IPA has agreed to provide such services as desired of it by Owner all in accordance with the terms of this Agreement.

                                    AGREEMENT

         IN CONSIDERATION of the foregoing facts and the mutual covenants set forth below, the parties have agreed as follows:

         1. Appointment by Owner. Owner hereby appoints IPA as its agent for the development of the Project and, in such capacity, IPA shall perform on behalf of Owner each of the following services with respect to the Project:

         a. Assist and advise regarding site planning, land use, building concepts and design.

         b. Seek all necessary governmental approvals for completion of the Project including site plan and variance approvals, if required.

         c. Seek all necessary site plan and building plan approvals pursuant to restrictive covenants which govern the Property.

         d. Formulate a budget for the Project including all costs of site improvements, building construction, and professional services. Budget shall not include furnishings or banking equipment.

         e. Contract for all necessary professional services including, along with Owner's legal counsel, contract review and negotiation. These services shall include, but not be limited to architectural, engineering, interior design, and construction.

         f. Oversee completion of final architectural plans and specifications as well as a fully engineered site plan.


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         g.       Secure competitive construction bids for the Project and
                  negotiate, with direction of Owner, final construction contract.

         h. Process draw requests made by contractor(s) regarding the Project including obtaining all required sworn statements, waivers of lien, affidavits, and title insurance endorsements.

Notwithstanding anything to the contrary herein contained, IPA shall have no responsibility regarding the selection or purchase of banking equipment to be installed in Project or furnishings for the facility; nor will IPA have any responsibility under terms of this contract for securing tenants for any space within the building which is not occupied by Owner.

         2. Compensation for Services. IPA shall be paid for its services by Owner under this Agreement a development coordination fee of One Hundred Thirty Five Thousand and 00/100 Dollars ($135,000.00). The fee for the development services rendered by IPA on behalf of Owner in accordance with the terms of this Agreement shall be payable to IPA in Fifteen (15) equal monthly installments of Nine Thousand and 00/100 Dollars ($9,000.00) each with the first payment made upon the first day of the month following the execution of this agreement and subsequent payments made on the first day of each month thereafter until paid in full.

         3. Promotion. At all times during the period that the Project is under construction, Owner shall maintain on the premises of the Project a sign which shall promote the Project and shall designate Investment Property Associates, Inc. as the developer of the Project.

         4. Terms of Agreement. This Agreement shall remain in effect until the completion of all construction contemplated by this Agreement.

         5. Hold Harmless. Owner will protect, indemnify, and hold harmless IPA against any damages, claims, or causes of action including costs and attorney's fees that may arise in connection with or as a result of IPA's performance of specific acts directed by Owner provided IPA performed said acts in a prudent and reasonable manner.

         6. Payment of Expenses. Owner shall pay when due and be responsible for the development fees to IPA as set forth in Paragraph 2 above, and all other expenses incurred in connection with the completion of the Project including, but not limited to, all construction costs, architectural fees, permit/application costs, engineering fees, design fees, promotional materials, legal fees, and all other costs and expenses relating to the Project. It is understood that IPA shall bear no responsibility for the payment of any of the costs or expenses outlined in this Paragraph, and Owner agrees to indemnify and hold IPA harmless from and against the same. Further, IPA shall be authorized to spend up to Three Thousand Dollars ($3,000) per item for non-contractual development costs provided, however, that accumulation of said costs in any one month period shall not exceed Twenty Thousand Dollars ($20,000) without prior approval of Owner.

         7. Insurance. Owner agrees to acquire and maintain a policy of general public liability insurance and builder's risk insurance covering the Property and the Project. Owner


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shall, upon request, provide IPA with appropriate evidence of such insurance coverage and such insurance coverage shall not be canceled, amended, terminated, or modified, except upon Thirty (30) days prior written notice to IPA. Said policy shall name IPA as an additional insured.

         8. Agreements and Consents. The approval, agreement or consent of any party, when required under this Agreement, shall not be unreasonably withheld by such party.

         9. Governing Law. This Agreement shall be governed in all respects by Michigan Law.

         10. Binding Effect. This Agreement shall be binding on, and inure to the benefit of, the parties to this Agreement and their respective successors and assigns.

         11. Notices. All notices shall be in writing and shall be deemed given when personally delivered or when deposited in the United States mail or other comparable mail services, postage prepaid, addressed to the party at its address set forth above.

         12. Severability. The unenforceability of any term of this Agreement shall not affect the enforceability of any of the remaining terms of this Agreement.

         13. Amendment. This Agreement may be amended only by a writing signed by Owner and IPA.

         14. Assignment. Neither party may assign its rights in this Agreement without the express written consent of the other party.

         IN WITNESS OF WHICH, the parties have executed this Agreement this 9th day of May 2005.

                                            OWNER
                                            Community Shores Bank, a Michigan
                                            banking corporation


                                            /s/ HEATHER BROLICK
                                            ------------------------------------
                                            By:  Heather Brolick
                                            Its: President


                                            DEVELOPER
                                            Investment Property Associates, Inc.
                                            a Michigan corporation


                                            /s/ WILLIAM J. FETTIS
                                            ------------------------------------
                                            By:  William J. Fettis
                                            Its: Principal



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                                    EXHIBIT A

Attachment to Development Coordination Agreement dated May 9, 2005, by and between INVESTMENT PROPERTY ASSOCIATES, INC., of 1600 South Beacon Boulevard, Grand Haven, Michigan 49417, Developer, and Community Shores Bank of 1030 West Norton Avenue, Muskegon, Michigan, Owner.


                          LEGAL DESCRIPTION OF PROPERTY

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                                    EXHIBIT A

                                LEGAL DESCRIPTION

OUTLOT E

PART OF THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 9 NORTH, RANGE 16 WEST, CITY OF NORTON SHORES, MUSKEGON COUNTY, MICHIGAN, MORE EXACTLY DESCRIBED AS
FOLLOWS: COMMENCING AT THE SOUTHEAST SECTION CORNER OF SAID SECTION 21: THENCE NORTH 88(0)24'59" WEST ALONG THE SOUTH LINE OF SAID SECTION, 50.00 FEET: THENCE NORTH 01"36'54" EAST BEING PARALLEL TO THE EAST LINE OF SAID SECTION, 33.00 FEET TO THE POINT OF BEGINNING: THENCE NORTH 88(0)24'59" WEST BEING PARALLEL TO SAID SOUTH LINE 267.49 FEET TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, SAID CURVE HAVING A RADIUS OF 71.24 FEET AND A CENTRAL ANGLE OF 25(0)40'20": THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT A DISTANCE OF 31.92 FEET, SAID ARC SUBTENDED BY AN CHORD WHICH BEARS NORTH 11(0)11'38" WEST A DISTANCE OF
31.64 FEET TO AN INTERSECTION WITH A NON-TANGENT LINE: THENCE NORTH 01(0)39'28" EAST 287.00 FEET: THENCE SOUTH 88(0)20'32" EAST, 274.29 FEET: THENCE SOUTH 01(0)36'54" WEST BEING PARALLEL TO SAID EAST LINE, 317.50 FEET TO THE POINT OF
BEGINNING: CONTAINING 2.00 ACRES OF LAND, MORE OR LESS, AND SUBJECT TO A 10.0 FOOT UTILITY EASEMENT OVER THE WEST 10.00 FEET OF THE ABOVE DESCRIBED PARCEL:
AND ALSO SUBJECT TO A 30.00 FOOT COUNTY DRAIN EASEMENT DESCRIBED AS FOLLOW: PART OF THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 9 NORTH, RANGE 16 WEST, CITY OF NORTON SHORES, MUSKEGON COUNTY, MICHIGAN MORE EXACTLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHEAST SECTION CORNER OF SAID SECTION 21: THENCE NORTH 88 24'59" WEST ALONG THE SOUTH LINE OF SAID SECTION, 50.00 FEET: THENCE NORTH 01(0)36'54" WEST BEING PARALLEL TO THE EAST LINE OF SAID SECTION, 33.00 FEET TO THE POINT OF BEGINNING: THENCE NORTH 88(0)24'59" WEST BEING PARALLEL TO SAID SOUTH LINE, 1252.14 FEET: THENCE NORTH 02(0)32'06" EAST, 30.00 FEET: THENCE SOUTH 88(0)24'59" EAST BEING PARALLEL TO SAID SOUTH LINE, 1210.20 FEET: THENCE NORTH 49(0)18'20" EAST, 15.49 FEET: THENCE NORTH 01(0)36'54" EAST BEING PARALLEL TO SAID EAST LINE, 606.27 FEET: THENCE SOUTH 8822'02" EAST, 30.00 FEET: THENCE SOUTH 01(0)36'54" WEST BEING PARALLEL TO SAID EAST LINE, 646.66 FEET TO THE POINT OF BEGINNING.

ALSO SUBJECT TO AN ACCESS AND UTILITY EASEMENT AS RECORDED IN LIBER 3542, PAGE
480. MUSKEGON COUNTY RECORDS. ALSO SUBJECT TO A DRAINAGE EASEMENT AS RECORDED IN LIBER 3542, PAGE 475, AND IN LIBER 3542, PAGE 480. MUSKEGON COUNTY RECORDS.

TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS TO AND FROM MT. GARFIELD ROAD AND HARVEY STREET AS SET FORTH IN THE INSTRUMENT RECORDED IN LIBER 3510, PAGE 423.